UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2022

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel 4672408
972-73-316-3251

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In November 2019, Playtika Holding Corp. (the “Company”), through its subsidiary, Playtika UK House of Fun Limited (“Playtika UK”), acquired InseytAI SA (“InseytAI”) from its sole shareholder, Yair Erez (the “Seller”) for an aggregate purchase price of approximately $13.7 million (the “Transaction”). On August 23, 2022, Ron Korczak, who served as a director of Playtika UK at the time of the Transaction, and brother of the Company’s Chief Marketing Officer, Nir Korczak, informed the Company that he is entitled to approximately $11.9 million from the Seller in connection with the Transaction due to financing arrangements provided by Ron Korczak in order to fund InseytAI prior to the Transaction (the “Financing Arrangement”). The Company was not previously informed of the Financing Arrangement, and had received customary representations from the Seller at the time of the Transaction regarding InseytAI, including that the Seller was the sole owner of InseytAI. The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) engaged independent counsel to assist with its investigation into the these matters.

On September 18, 2022, the Audit Committee determined, in accordance with the Company’s Related Person Transaction Policy, that the Transaction was the result of an arm’s length negotiation between the Company and the Seller, and ratified the Transaction. In addition, the Audit Committee has determined that Nir Korczak was not aware of the Financing Arrangement at the time of the Transaction. Ron Korczak is no longer serving as a director of Playtika UK. The Company is reserving all rights and remedies that it may have, at law or in equity, related to the Transaction and the Financing Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

Date: September 19, 2022	By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer